                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No._______)

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                           AMERICAN REALTY TRUST, INC.
--------------------------------------------------------------------------------

                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.
      [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1.   Title of each class of securities to which transaction applies:
                          Common Stock, $0.01 par value
--------------------------------------------------------------------------------

      2.   Aggregate number of securities to which transaction applies:
                        10,563,720 shares of Common Stock
--------------------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                       N/A
--------------------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:
                                       N/A
--------------------------------------------------------------------------------

      5. Total fee paid:
                                       -0-
--------------------------------------------------------------------------------


[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

                -0-
--------------------------------------------------------------------------------


      2. Form, Schedule or Registration Statement No.:

                N/A
--------------------------------------------------------------------------------


      3. Filing Party: American Realty Investors, Inc.
         on behalf of Basic Capital Management, Inc.
         and One Realco Corporation
--------------------------------------------------------------------------------


      4. Date Filed:
         July 7, 2000
--------------------------------------------------------------------------------

                              INFORMATION STATEMENT


                   CONCERNING THE REMOVAL OF TWO DIRECTORS OF

                           AMERICAN REALTY TRUST, INC.

                          ------------------------------


         This Information Statement is being furnished by American Realty Trust, Inc., a Georgia corporation ("ART" or the "Company"), at the request of its largest holders of Common Stock, par value $0.01 per share (the "Common Stock"), Basic Capital Management, Inc., a Nevada corporation ("BCM"), and One Realco Corporation, a Nevada corporation ("Realco"), with respect to the adoption by BCM and Realco of resolutions by written consent removing Paul Bagley and Carey
M. Portman as members of the Board of Directors of the Company.

         A written consent of stockholders adopting a resolution removing Paul Bagley as a member of the Board of Directors of ART was executed by BCM and Realco on June 21, 2000. A written consent of stockholders adopting a resolution removing Carey M. Portman as a member of the Board of Directors of ART was executed by BCM and Realco on June 30, 2000.

         As of the date of the actions taken by each of the written consents of stockholders described in this Information Statement, there were 10,563,720 shares of Common Stock of ART issued and outstanding, each of which are entitled to one vote per share on all matters. However, by virtue of the execution of the written consents described herein by BCM and Realco, no meeting of the stockholders of ART is necessary or required to effectuate the actions taken.

         ART's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, together with financial statements, has been included in the Annual Report to Stockholders for the year ended December 31, 1999, which has previously been mailed to all Stockholders under separate cover and has preceded this Information Statement. The record date for determination of Stockholders who are to receive this Information Statement was July ____, 2000.

                          ------------------------------


         NO VOTE OF ART STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS
          INFORMATION STATEMENT. THEREFORE, WE ARE NOT ASKING YOU FOR A
              PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          ------------------------------


           THE DATE OF THIS INFORMATION STATEMENT IS JULY ____, 2000.

                                  INTRODUCTION

         This Information Statement involves only the removal of two directors from the Board of Directors of ART. Written consents adopting resolutions by BCM and Realco remove Paul Bagley and Carey M. Portman as members of the Board of Directors of ART but those actions do not affect any other director. As of June 21, 2000, prior to the adoption of the removal consents, ART's Board of Directors consisted of Karl L. Blaha, Roy E. Bode, Collene C. Currie, Cliff Harris and Messrs. Bagley and Portman. After giving effect to the removal of Messrs. Bagley and Portman from the Board of Directors of ART, the Board of Directors will continue to consist of Karl L. Blaha, Roy E. Bode, Collene C. Currie, Al Gonzales and Cliff Harris. On June 26, 2000, the Board of Dirctors of ART appointed Joseph Mizrachi to the Board of Directors in addition to those members then serving. The effect of the removal consents is to reduce the number of members of the Board of Directors of ART from seven to five.

         The affairs of ART are managed by the Board of Directors, each of whom are elected at the Annual Meeting of Stockholders or appointed by the incumbent Board of Directors to generally serve until the next Annual Meeting of Stockholders or until a successor has been elected or appointed. Cumulative voting in the election of directors of ART is not permitted, and the directors do not have staggered terms. Section 3.3 of the Bylaws of ART provides that any individual director may be removed from office with or without cause by the vote of the holders of two-thirds of all the shares of Common Stock entitled to vote at an election of directors. Similarly, Section 14-2-808 of the Georgia Business Corporation Code permits the removal of one or more directors with or without cause unless the articles of incorporation or a bylaw adopted by stockholders provides that directors may be removed only for cause. The Articles of Incorporation, as amended, of ART do not require that directors be removed only for cause, and no bylaw has been adopted by the stockholders of ART to require removal only for cause.

         As of the dates of adoption of each of the removal consents described below, there were 10,563,720 shares of Common Stock of ART issued and outstanding and entitled to vote upon all matters. At each of such dates, BCM was the owner and holder of 6,100,667 shares of Common Stock of ART (approximately 57.8%) and Realco was the owner and holder of 1,670,299 shares of Common Stock of ART (approximately 15.8%), each having the full power to vote all those shares on any matter for which holders of Common Stock are entitled to vote. BCM and Realco together hold an aggregate of 7,770,966 shares of Common Stock of ART (approximately 73.6%) which constitutes in excess of two-thirds of the shares of Common Stock and votes required for approval to effectuate a removal of a member of the Board of Directors in accordance with Section 3.3 of the Bylaws of ART.

         Rule 14c-2 under the Securities Exchange Act of 1934 provides that if a corporate action is taken by written authorization or consent of security holders, the registrant is required to transmit a written information statement containing the information specified in Schedule 14c to every security holder of the class that was entitled to vote or give authorization or consent with regard to any matter acted upon and from whom proxy authorization or consent is not solicited on behalf of the registrant pursuant to the proxy rules except in certain limited instances. Under that Rule, the information statement is to be sent or given at least 20 days prior to the earliest date on which corporate action may be taken pursuant to consents or authorizations of security holders. BCM and Realco believe that the actions taken by them were effective at the respective dates of execution of the consents in question and service of those respective consents upon the individuals involved, but have requested ART to distribute this Information Statement in an abundance of caution to comply with any requirements under the Securities Exchange Act of 1934.

BACKGROUND - BAGLEY

         Prior to April 13, 2000, ART began negotiations with Paul Bagley of Matisse Partners, L.L.C. ("Matisse"). During those negotiations, Paul Bagley represented to ART that he had personal and business connections with banks and lenders which would enable Bagley to raise substantial capital for ART. As a part of its normal business operations, ART periodically borrows money to fund acquisitions and various aspects of its operations. Bagley represented to ART that if he were appointed Chief Executive Officer and Chairman of the Board of ART, he could and would raise substantial capital for ART. Bagley also represented that he was affiliated with Hamilton-Lane Co. Based upon Bagley's representations that he could solicit and acquire capital for ART, ART, in reliance upon the representations of Bagley, executed a Financial Consulting, Management and Marketing Agreement dated April 13, 2000 (the "Consulting Agreement") among Matisse, ART, BCM and NRLP Management Corp. ("NRLP"). ART paid the first $200,000 payment to Matisse and Bagley under the Consulting Agreement, and Paul Bagley was appointed to the Board of Directors of ART by the incumbent Board of Directors on May 31, 2000 (but effective April 28, 2000), in connection with the Consulting Agreement. The Consulting Agreement contains several other terms and requirements and provides that it will not be binding upon ART unless and until the respective Boards of Directors of ART and BCM and NRLP approve and authorize the Consulting Agreement. Such Consulting Agreement was not approved by the Board of Directors of BCM and is considered by BCM to be terminated, null and void for that reason.

         Bagley was also appointed Chairman of the Board and Chief Executive Officer of ART effective April 28, 2000, in accordance with the Consulting Agreement. Paul Bagley had a long investment banking career with E.F. Hutton, Inc., and its successor Shearson Lehman Hutton. He is a founding Partner of The Stone Pine Companies, a private investment banking firm and serves as Chairman of FCM Fiduciary Capital Management Co., the advisor to a mezzanine and private equity fund. One June 24, 2000, Paul Bagley's appointment as Chairman of the Board and Chief Executive Officer of ART was rescinded by the ART Board of Directors and Karl L. Blaha, President of ART, BCM and NRLP, was appointed Chairman of the Board of Directors and Chief Executive Officer of ART.

         Prior to his removal as Chairman of the Board and Chief Executive Officer, Paul Bagley purporting to act on behalf of ART, negotiated and/or signed three Letter Agreements with three purported investors, each of which state that it is non-binding on ART. The three Letter Agreements, if effective, could shut down ART by preventing ART from negotiating with any other lenders for 90 days and provide a free look at ART for 90 days to the purported investors without any real obligations to ever make any funding arrangements for ART. ART has instituted litigation against the three purported investors seeking a declaratory judgment that each Letter Agreement is void and unenforceable.

         ART has also instituted litigation against Matisse, Paul Bagley and another individual employed by Matisse seeking a declaration that the Consulting Agreement is void and alleging breaches of fiduciary duty by Matisse, Bagley and the other individual; breach of contract; breach of duty of care; breach of duty of loyalty; and seeking certain injunctive relief, actual damages and attorneys' fees and costs.


BACKGROUND - PORTMAN

         Carey M. Portman was originally appointed to the Board of Directors of ART by the incumbent Board of Directors effective December 14, 1999, by a unanimous written consent. Mr. Portman was also elected as a Vice President of ART at the same time. Mr. Portman has a background in the securities business and was to assist ART and others in margin borrowing against securities portfolios. Carey M. Portman (age 47) is an Officer and Director (since 1991) of Commerce International Incorporated (USA) (London), Ltd.; a Partner and Director (since 1991) of Pathway, Ltd.; Vice President (1995-1997) of E.D. & F. Mann International Futures; and Vice President (1982-1995) of Chavin Enterprises. All of such entities have or had an involvement in various securities and commodities markets. Mr. Portman was also appointed at the same time as a Director and Vice President of BCM. Effective June 22, 2000, Portman was removed as a Director and Vice President of BCM by its stockholders.


                            REMOVAL OF TWO DIRECTORS

         Under the authority contained in Section 14-2-704 of the Georgia Business Corporation Code and the Articles of Incorporation and Bylaws of ART, BCM and Realco, as the holders of issued and outstanding shares of Common Stock of ART entitled to vote having not less than the number of votes which would be necessary to take such action at a meeting at which the holders of all outstanding shares of Common Stock entitled to vote on such action were present and voted adopted certain recitals and resolutions with the same force and effect as though adopted at a special meeting of the stockholders of ART duly called and held, removing as a member of the Board of Directors of ART in accordance with Section 14-2-808 of the Georgia Business Corporation Code and any and all authority of such individual in that capacity, Paul Bagley, by written consent executed June 21, 2000, which has now been served upon Paul Bagley.

         Similarly, on June 30, 2000, under the same authority, BCM and Realco as the holders of issued and outstanding shares of Common Stock of ART entitled to vote and having not less than the number of votes that would be necessary to take such action at a meeting at which the holders of all outstanding shares of Common Stock entitled to vote on such action were present and voted, adopted by written consent certain recitals and resolutions with the same force and effect as though adopted at a special meeting of stockholders of ART removing Carey M. Portman as a member of the Board of Directors of ART in accordance with Section 14-2-808 of the Georgia Business Corporation Code and removing any and all authority of Carey M. Portman as an officer of ART. The written consent so removing Carey M. Portman has been served upon him.

         The actions taken by BCM and Realco constituted a vote of issued and outstanding shares of Common Stock having not less than the number of votes that would be necessary to take such action at a meeting at which the holders of all outstanding shares of Common Stock entitled to vote on such action were present and voted. The resolutions adopted by such stockholders were effective at the respective dates of execution of such written consents, but if any delay in effectiveness is required under any applicable provision of or rule under the Securities Exchange Act of 1934, such removals are to be effective at such later date as may be required under the applicable provision of the Securities Exchange Act of 1934. BCM and Realco believe that the actions taken by them were effective at the dates of execution of the written consents in question and service of those written consents upon Messrs. Bagley and Portman respectively, but have requested ART to distribute this Information Statement in an abundance of caution to comply with any requirements under the Securities Exchange Act of 1934. Therefore, BCM and Realco believe that all necessary action has been taken to remove Messrs. Bagley and Portman as Directors of ART.


                        INTEREST OF CERTAIN PERSONS IN OR
                        OPPOSITION TO MATTERS ACTED UPON

         ART is not aware of any substantial interest, direct or indirect, by security holdings or otherwise, of any persons in any matter acted upon (other than elections to office) except potential opposition by Paul Bagley and/or Matisse. Following his removal as an officer of ART, Bagley by letter dated June 26, 2000 addressed to Robert A. Waldman, Senior Vice President, General Counsel and Secretary of BCM and ART requested certain information "in order to make a decision relative to my remaining on the Board of American Realty . . . ." Such letter also provided that "furthermore, I will not sign any unanimous consent resolutions. I can be reached by telephone and will participate by telephone when given sufficient advanced notice." Mr. Bagley's letter also opines that actions taken at the June 24, 2000 Board meeting removing him as an officer were "inappropriate," and that he intends to have his own counsel review those actions. Except for such letter, ART has not been informed in writing that any director or other person intends to oppose the actions taken in removing Messrs. Bagley and Portman as Directors and officers of ART.


                             ADDITIONAL INFORMATION

         ART files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). The stockholders may read and copy and reports, statements or other information filed by ART at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. ART's filings with the Commission are also available to the public from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov. The Commission reports may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York. ART stockholders are urged to read ART's reports filed with the Commission, including its most recent Form 10-K which was distributed to stockholders as a part of the annual report prior to the distribution of this Information Statement.